Exhibit 99.1

Xenetic Biosciences, Inc. Announces Executive Leadership Transition

Company’s Board of Directors Appoint James F. Parslow to Interim Chief Executive Officer

FRAMINGHAM, MA – (May 22, 2024) – Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a biopharmaceutical company focused on advancing innovative immune-oncology technologies addressing hard to treat oncology indications, today announced the appointment of James Parslow, the Company’s Chief Financial Officer, as interim Chief Executive Officer, effective May 16, 2024.

“I am a strong believer in the potential of our innovative immune-oncology technologies addressing hard-to-treat cancers. This management change will allow us to focus our resources on driving our pipeline towards a first in human clinical study and extending our cash runway. We will continue the important work of advancing our programs for the benefit of our shareholders and patients worldwide,” stated James Parslow, Interim CEO of the Company.

Xenetic is executing on its plans to advance its DNase-based oncology program towards Phase 1 clinical development for the treatment of pancreatic carcinoma and other locally advanced or metastatic solid tumors. The Company is advancing its ongoing preclinical studies with data expected before year end.

About James Parslow

Mr. Parslow is a seasoned executive with over 35 years of experience providing financial and business leadership to the biotech, e-commerce and clean tech industries. Over the course of his career, Mr. Parslow has demonstrated expertise with strategic planning, general management and operations, budgeting, financial planning and analysis, accessing capital markets, M&A, investor relations, risk management, SOX compliance, and SEC/GAAP reporting. Mr. Parslow has served as the Company’s Chief Financial Officer since April 2017.

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a biopharmaceutical company focused on advancing innovative immune-oncology technologies addressing hard to treat cancers. The Company's DNase platform is designed to improve outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which are involved in cancer progression. Xenetic is currently focused on advancing its systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors.

For more information, please visit the Company's website at www.xeneticbio.com and connect on Twitter, LinkedIn, and Facebook.

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Forward-Looking Statements

This press release contains forward-looking statements that we intend to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," “remain,” “focus”, and other words of similar meaning, including, but not limited to, all statements regarding expectations for our DNase-base oncology platform, including statements regarding: focusing our resources on driving our pipeline towards a first in human clinical study and extending our cash runway, continuing the important work of advancing our programs for the benefit of our shareholders and patients worldwide, executing on our plans to advance our DNase-based oncology program towards Phase 1 clinical development for the treatment of pancreatic carcinoma and other locally advanced or metastatic solid tumors, advancing ongoing preclinical studies with data expected before year end, our focus on advancing innovative immune-oncology technologies addressing hard to treat cancers, the DNase platform improving outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which are involved in cancer progression, and our focus on advancing our systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors. Any forward-looking statements contained herein are based on current expectations and are subject to a number of risks and uncertainties. Many factors could cause our actual activities, performance, achievements, or results to differ materially from the activities and results anticipated in forward-looking statements. Important factors that could cause actual activities, performance, achievements, or results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from our manufacturing and collaboration agreements; (2) unexpected costs, charges or expenses resulting from the licensing of the DNase platform; (3) uncertainty of the expected financial performance of the Company following the licensing of the DNase platform; (4) failure to realize the anticipated potential of the DNase or PolyXen technologies; (5) the ability of the Company to obtain funding and implement its business strategy; and (6) other risk factors as detailed from time to time in the Company's reports filed with the SEC, including its annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. In addition, forward-looking statements may also be adversely affected by general market factors, general economic and business conditions, including potential adverse effects of public health issues, such as the COVID-19 outbreak, and geopolitical events, such as the Russian invasion of Ukraine and conflict in the Middle East, on economic activity, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions, litigation, and shareholder activism, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

xbio@jtcir.com

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